Exhibit 99.1

LiveWire Mobile, Inc. Acquires Groove Mobile, Inc.

Significantly Expands LiveWire Mobile’s Leadership Position in Rapidly Growing Mobile Personalization Market

Framingham, Mass., March 17, 2008—LiveWire Mobile, Inc, a subsidiary of NMS Communications Corporation (NASDAQ: NMSS), today announced that it has acquired privately-owned Groove Mobile, Inc. a leading provider of mobile music solutions based in Bedford, Massachusetts.  The acquisition will enable LiveWire Mobile to meet operators’ growing demand for a portfolio of managed services, including ringback tones, ringtones, full track music and video downloads, delivered through an integrated storefront.

In December 2007, NMS Communications Corporation (“the Company”) announced the creation of LiveWire Mobile as a separate division delivering mobile personalization services to operators.  The Company is announcing today that it has created a new subsidiary, LiveWire Mobile, Inc., to which the Company will transfer all the people and contribute all the business assets, including the cash required to fund this acquisition, related liabilities and intellectual property rights associated with the LiveWire Mobile business.

Under terms of the acquisition agreement, LiveWire Mobile acquired all the outstanding shares of Groove Mobile for the purchase price of $14.5 million, and Groove Mobile shareholders were required to retire all previously outstanding non-trade indebtedness.  LiveWire Mobile will hire most of the Groove Mobile employees and the two companies will consolidate office locations.

“With the acquisition of Groove Mobile, LiveWire Mobile gains significant new customers, enhances its value proposition to operators and improves its financial profile by adding a rapidly growing base of managed services revenue and accelerating its expected time to non-GAAP profitability into the fourth quarter of this year,” said Bob Schechter, chairman and CEO of NMS Communications Corporation.  “Over the past year, we have taken a series of steps to more clearly delineate and enhance the value of each of our LiveWire Mobile and NMS Communications businesses.  Ultimately, we believe the best way to realize value is to separate the two businesses and we are exploring options to do so in the most effective way for our shareholders.”

Groove Mobile is a leading provider of fully-managed, turn-key mobile music solutions for operators and record labels.  Groove Mobile has 12 global mobile operator customers including Sprint, 3 UK and Bell Mobility as well as relationships with the major music labels including EMI, Sony BMG, Universal Music Group and Warner Music Group.

“This acquisition represents a major milestone in solidifying LiveWire Mobile’s early leadership position in the large and rapidly growing market for mobile personalization services.  LiveWire Mobile now delivers the industry’s most complete suite of personalization services, spanning the traditional service silos that exist today,” said Joel Hughes, president, LiveWire Mobile.  “Through our fully managed and integrated service offering, we empower operators to cross sell and up sell personalization services while delivering a better mobile experience, resulting in higher levels of service adoption, usage and operator profits.”

With the addition of Groove Mobile, LiveWire Mobile’s personalization products and services are now deployed in 42 operators around the world reaching more than 260 million subscribers, including 15 million active subscribers.

Strategic Reasons for LiveWire Mobile’s Acquisition of Groove Mobile

1)  Triples LiveWire Mobile’s addressable market —With an integrated suite of personalization services, LiveWire Mobile is now in a position to capitalize on a much larger market opportunity.  The market for ringbacks alone is expected to be $2.9B in 2008, while the market for mobile music personalization services, which includes ringbacks, ringtones, full track downloads and subscription music services is estimated to be $10.7B in 2008, growing to $17.5B in 2012, according to Juniper Research.

2)              Ability to deliver an integrated music and video solution — The addition of Groove Mobile provides LiveWire Mobile with the ability to manage all music and video related content from an integrated storefront to provide operators with a single managed service across all personalization offerings.  This meets a growing need for operators and represents a significant, long-term cross-selling opportunity for LiveWire Mobile.

3)              Significant customers and strategic relationships — Groove Mobile has 12 direct operator customers, accelerating LiveWire Mobile’s managed services customer acquisition plan by over two years.  In addition, Groove Mobile has relationships with major record labels and many independent record labels and top music aggregators.

4)              Increased scale and accelerated path to profitability — The acquisition of Groove Mobile is expected to significantly accelerate LiveWire Mobile’s move to becoming a company that generates a majority of its revenue from recurring, managed services. Groove Mobile generated over $7.5 million in revenue during 2007, and we currently expect LiveWire Mobile to exit 2008 with a revenue run rate in excess of $30 million.  Combined with cost synergies, this acquisition is currently expected to accelerate LiveWire Mobile’s path to non-GAAP profitability to the fourth quarter of 2008 — six months earlier than our previous estimate.

“Groove Mobile’s services directly complement and enhance LiveWire Mobile’s offerings today,” said Eric Giler, chairman and CEO, Groove Mobile.  “With our combined capabilities, we are now in a unique position to deliver what operators and subscribers have been asking for, an integrated personalization offering.”

Expected financial impact of Groove Mobile acquisition

Full Year 2008:  As a result of the Groove Mobile acquisition, the Company currently expects LiveWire Mobile to reach profitability on a non-GAAP basis in the fourth quarter of 2008, which is approximately 2 quarters earlier than previously anticipated.  The acquisition is currently expected to have a positive impact on LiveWire Mobile’s profitability in each full quarter during 2008, and it is currently expected to be accretive to non-GAAP earnings per share by $0.02 to $0.04 to the overall results of NMS Communications Corporation on a full year basis

As a result of the acquisition, the Company currently expects LiveWire Mobile to exit 2008 with a revenue run rate in excess of $30 million.  From a longer-term perspective, the Company believes that LiveWire Mobile can grow revenue at 40+% after the Groove Mobile acquisition is fully integrated.

First Quarter of 2008:  The Company will consolidate a stub period of Groove Mobile’s financial results in its first quarter, which is not expected to have a material impact on NMS Communications Corporation overall financial results.

Restructuring charge: The Company currently expects to take a restructuring charge of approximately $400,000 to $600,000 in the first quarter of 2008 in connection with the Groove Mobile acquisition.

The above mentioned guidance on non-GAAP profitability for both the first quarter and full year 2008, excludes the impact of any restructuring charges.  In addition, non-GAAP profitability estimates exclude the impact of amortization of intangibles related to acquisitions including Groove Mobile, any write-off of in-process research and development related to the Groove Mobile acquisition, and stock-based compensation expense.

NMS Conference Call and Webcast Scheduled for March 18, 2008

NMS Communications will host a conference call and webcast to discuss the acquisition of Groove Mobile on Tuesday, March 18, 2008 at 8:30 a.m. ET.

To access this call, dial 719-325-4933.

NMS Communications Corporation issues web casts for its conference calls to assure the broad dissemination of information in real time. The acquisition of Groove Mobile conference call, which is scheduled for 8:30 a.m. ET Tuesday, March 18, 2008, will be available live via the Internet by accessing the NMS web site at http://www.nmss.com under the Investor Relations section. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN’s Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.

A replay will be available on NMS Communications Corporation website at http://ir.nmscommunications.com/events.cfm, or you may listen to the replay by calling 719-457-0820 and entering the pass code 8961469. The replay will be available from 11:30 a.m. ET, Tuesday, March 18, 2008 until midnight, Monday, March 24, 2008.

About LiveWire Mobile

LiveWire Mobile, a subsidiary of NMS Communications Corporation, is a global provider of managed personalization services for mobile operators.  Our integrated suite of music and video services includes ringback tones, ringtones and full track downloads, as well as dedicated content and service marketing.  LiveWire Mobile makes mobile personalization services easier to use and helps operators drive service usage and adoption. For more information, please visit www.livewiremobile.com.

About NMS Communications Corporation

NMS Communications Corporation (NASDAQ:NMSS) is a leading provider of applications, platforms and technologies that make possible the rapid creation and deployment of a broad range of value-added services, from voice mail to IVR to ringback and mobile TV. Visit www.nmss.com for more information.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about our and LiveWire Mobile’s expected future financial and operating performance and demand for and performance of our and LiveWire Mobile’s products and growth opportunities. These statements are based on management’s expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, difficulty in integrating Groove Mobile’s operations with LiveWire Mobile, uncertainty in communications spending, the implementation of the Company’s strategic repositioning and market acceptance of the Company’s new solutions strategy, quarterly fluctuations in financial results, the Company’s ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company’s contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2006. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

Use of Non-GAAP Financial Measures

The Company has referenced in this release non-GAAP profitability measures, which may include income (loss) from continuing operations, non-GAAP net income (loss) and non-GAAP earnings (loss) per share figures, which are non-GAAP financial measures adjusted to exclude certain non-cash and other specified expenses. The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating it results of operations. Management uses these non-GAAP financial measures when evaluating the Company’s financial results, as well as for internal planning and forecasting purposes. The above mentioned guidance on non-GAAP profitability for full year 2008, excludes the impact of any restructuring charges.  In addition, non-GAAP profitability, including non-GAAP earnings (loss) per share,  estimates exclude the impact of amortization of intangibles related to acquisitions including Groove Mobile, any write-off of in-process research and development related to the Groove Mobile acquisition, and stock-based compensation expense, which exclusions are not determinable by the Company at this time and consequently reconciliations to GAAP measures are undetermined. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

NMS Communications and LiveWire Mobile are trademarks of NMS Communications Corporation. All other brand or product names may be trademarks or registered trademarks of their respective holders.

Investors:

Herb Shumway

NMS Communications

508-271-1481

herb_shumway@nmss.com

or

Staci Mortenson

ICR, Inc

203-682-8273

staci.mortenson@icrinc.com

Media:

Christine Krajewski

LiveWire Mobile

508-271-1129

christine_krajewski@livewiremobile.com

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